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                                                                    EXHIBIT 5.01


                               September 15, 1999


Broadbase Software, Inc.
172 Constitution Drive
Menlo Park, California 94025

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1 (File Number 333-82251), together with the exhibits included therein (the "Registration Statement"), filed by you with the Securities and Exchange Commission (the "Commission") on or about July 2, 1999, amendments no. 1 and 2 thereto filed on August 12 and August 30, 1999, respectively, and amendment no. 3 thereto to be filed on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of 4,600,000 shares of your Common Stock (the "Stock").

     In rendering this opinion, we have examined the following:

     (1)  the Registration Statement;

     (2) your Registration Statement on Form 8-A (File Number 000-26789) filed with the Commission on July 22, 1999;

     (3)  the Prospectus included in the Registration Statement;

     (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of BroadBase Information Systems, Inc., a California corporation ("BroadBase California"), to which you will be the successor, that are in our possession;

     (5) the stock records for both you and BroadBase California that you have provided to us (consisting of a list of stockholders and a list of holders of options and warrants respecting your capital stock and any rights to purchase capital stock verifying the number of such issued and outstanding securities);

     (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company and BroadBase California containing certain representations;

     (7) the Merger Agreement filed with the California Secretary of State and the Delaware Secretary of State on September 13, 1999 (the "Merger Agreement") pursuant to which BroadBase California was merged with and into you in connection with its Delaware reincorporation (the "Delaware Reincorporation").

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and

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Broadbase Software, Inc.
September 15, 1999
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completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     For the purposes of this opinion, we have relied as to matters of fact solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such Stock.

     Based upon the foregoing, it is our opinion that the Stock to be issued and sold by you when issued and sold in accordance in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                                     Very truly yours,


                                                     /s/ FENWICK & WEST LLP
                                                     ----------------------
                                                     FENWICK & WEST LLP